UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 29, 2020

McEWEN MINING INC.

(Exact name of registrant as specified in its charter)

Colorado	001-33190	84-0796160
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification No.)

150 King Street West, Suite 2800

Toronto, Ontario, Canada M5H 1J9

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number including area code:  (866) 441-0690

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MUX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 29, 2020, McEwen Mining Inc. (the “Company”) appointed Anna Ladd-Kruger as its Chief Financial Officer, effective immediately. In that position, Ms. Ladd-Kruger will be responsible for the duties traditionally associated with the role of a principal financial officer.

Ms. Ladd-Kruger, age 50, is a Chartered Professional Accountant and Certified Management Acccountant in Canada and has a long history in the mining industry. From June 2019 to September 2020, she was Chief Financial Officer and Vice President of Corporate Development at Excellon Resources Inc., an Ontario corporation that mines silver, lead and zinc in Mexico. The shares of Excellon are listed on the Toronto Stock Exchange (“TSX”) and the NYSE American. From April 2011 to May 2017, she was the Chief Financial Officer of Trevali Mining Corporation, a British Columbia corporation mining base metals on a global scale. The shares of Trevali are also traded on the TSX. Prior to her position at Trevali, Ms. Ladd-Kruger served as Chief Financial Officer for a number of other publicly-traded Canadian mining companies. Ms. Ladd-Kruger will continue to serve on the Board of Directors and as the Chair of the Audit Committee of Integra Resources Corp., an Ontario corporation with its shares traded on the TSX Venture Exchange, and on the Board of Excellon.

Ms. Ladd-Kruger holds a Master of Economics Degree from Queen’s University in Kingston, Ontario and a Bachelor of Commerce Degree from the University of British Columbia.

In connection with her appointment, the Company granted Ms. Ladd-Kruger options to purchase 200,000 shares of the Company’s common stock. The options are exercisable at a price of $1.25 per share, vest in three annual installments beginning on the first anniversary of the grant date and expire five years from the date of grant. The remaining terms of Ms. Ladd-Kruger’s employment have not yet been finalized and will be updated in an amendment to this report.

Item 7.01	Regulation FD Disclosure

On September 30, 2020, the Company issued a press release announcing the appointment of Ms. Ladd-Kruger as Chief Financial Officer. A copy of the press release dated September 30, 2020 is attached to this report as Exhibit 99.1.

The information furnished under this Item 7.01, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by reference to such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is furnished with this report:

99.1	Press Release dated September 30, 2020

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document (contained in Exhibit 101)

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SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

McEWEN MINING INC.

Date: October 1, 2020	By:	/s/ Carmen Diges
Carmen Diges, General Counsel

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